POWER OF ATTORNEY

KNOW  ALL  MEN  BY  THESE  PRESENTS, that  the  undersigned  Trustee and/or officer or Matrix  Advisors  Funds  Trust  (the  "Trust")  hereby  appoints  David  A.  Katz, Lon F. Birnholz and Conall J.  Duffin,  each  an  officer  of  the  Trust, each  individually  with  full power  of  substitution  or  resubstitution,  his true  and  lawful  attorneys-in-fact  and  agents (each,  an  "Attorney-in-Fact")  with  the  power  and  authority  to  do  any  and  all  acts  and things  and  to  execute  any  and  all  instruments  which  said  Attorney-in-Fact   may  deem necessary  or advisable  in  furtherance of the  business and  affairs of the Trust and  relating to compliance  by  the  Trust with  the  Investment  Company  Act  of  1940, as amended,  the Securities  Act  or   1933,  as  amended.  and   the   Securities  Exchange Act  of   1934,  as amended   (hereafter   ''Acts"),  and   any   rules,  regulations  or  requirements  of  the   U.S. Securities and Exchange Commission (hereafter  "SEC") in  respect  thereof,  including any and  all  Registration  Statements on Form  N- 14  or  Form  N-1A  pursuant  to  the  Acts  and any  amendments  and  supplements  thereto,  applications  for  exemptive  orders,  rulings, proxy  statements  or  other  documents  in  connect ion  thereunder  (together  "SEC filings"), signing  in  the  name  and  on  behalf  of  the  undersigned  as a Trustee  and/or officer  of  the Trust and  filing the same, and the undersigned does hereby  ratify and  confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

The undersigned  Trustee  and/or officer  hereby executes  this Power of Attorney  as of the 24th day of August, 2016.

/s/ David S. Wyler
David S. Wyler